Exhibit 99.1
TRIDENT MICROSYSTEMS ANNOUNCES DEPARTURE OF CHIEF EXECUTIVE OFFICER;
ADOPTION OF INTERIM ACTIONS
SANTA CLARA, Calif., Nov. 20 /PRNewswire-FirstCall/ — Trident Microsystems, Inc. (Nasdaq: TRID - News) today announced that on November 14, 2006 the Special Committee provided a preliminary report to the Board of Directors on the investigation of the Company’s historical stock option practices. While the investigation is not yet complete, the Special Committee found that the Company previously used incorrect measurement dates when accounting for stock option grants made to new hires, existing employees and officers. As a result the Board has taken certain interim actions.
     As previously disclosed, the Company will restate its financial statements to correct the accounting for its historical stock option grants. Based on the preliminary results of the Special Committee’s investigation, the Company currently expects to record non-cash charges for stock based compensation expense in a range of approximately $40 million to $50 million, which the Company expects to recognize in periods between 1994 and 2006. The determination of the actual charge is subject to completion of the investigation and the Company’s preparation of its financial statements. The final compensation expense could exceed the current estimate.
     Mr. Frank C. Lin has resigned as Chief Executive Officer and an employee of the Company, and as a member and Chairman of the Board of Directors, effective November 15, 2006. In addition, a non-executive employee who reported to Mr. Lin has also resigned.
     On November 14, 2006, the Board of Directors appointed Mr. Glen M. Antle to succeed Mr. Lin as Acting CEO, with the appointment effective upon Mr. Lin’s resignation. Mr. Antle has served as a director of the Company since July 1992. The Board also appointed Mr. Antle as Chairman of the Board, effective November 14, 2006.
     The Board of Directors intends to institute a search for a new Chief Executive Officer under the direction of Mr. Antle as the Acting CEO. In the interim and for the purpose of business continuity, the Board has authorized the Acting Chief Executive Officer to engage the services of Mr. Lin as a consultant to assist the Company with the transition of responsibilities, after which Mr. Lin intends to retire. It is expected that the consultancy of Mr. Lin shall include assistance with respect to key customer and supplier relationships.
     “Mr. Lin made substantial contributions to Trident as founder of the Company, and in leading the Company to its current market success,” said Glen Antle, newly-appointed Chairman of the Board of Directors and Acting CEO. “With his experience and dedication he brought the company through the PC graphics days and back to its recent prosperity in the Digital Television markets.”
Adoption of Additional Interim Actions in Connection with Stock Option Investigation
     Also in connection with the Special Committee’s preliminary report regarding the Company’s historical stock option practices, the Board of Directors adopted the following interim remedial measures, in addition to those changes described above.
     Adoption of Policies Regarding the Grant of Stock or Options and Stock Option Administration. The Company will revise its processes for administering employee stock options, placing administration of such functions with the Finance Department, and limiting authority to grant stock options
     In addition, the Company will review, strengthen and adopt best practices in a number of other corporate areas, including:

     Review of Finance Function Enhance Controls and Adopt Best Practices. The Board determined to conduct a review of existing internal controls and evaluate further improvements that might be made to the internal controls. In addition, the Company will begin a search to retain additional finance personnel.
     Legal and Human Resources. The Company will improve the Company’s capability in the area of legal and human resources by retaining more senior human resources assistance and creating an in-house legal function within the Company.
     Review of Governance Practices. The Board of Directors will implement a review of the Company’s corporate governance practices, and adopt best practices to enhance the Board’s ability to carry out its responsibilities
     Separation of Roles of Chairman and CEO. The Board has adopted a policy that the positions of the Chairman of the Board and the Chief Executive Officer of the Company be held by different individuals, to be implemented when a permanent CEO is retained.
     The Board will continue to review and implement other remedial measures as necessary, including additional personnel actions that may result from conclusions reached as a result of the completion of the investigation by the Special Committee.
     The Company’s filing of its Form 10-K for the year ended June 30, 2006 and its Form 10-Q for the first fiscal quarter of 2007 ended September 30, 2006 have been delayed pending the completion of a review of its stock option practices being conducted by a Special Committee of its Board of Directors. At this time, the Special Committee has not completed its review but is expected to do so shortly. The Company will not be in a position to file its 2006 Form 10-K and its first quarter 2007 Form 10-Q until (1) the Special Committee has concluded its investigation and given a final report to the Company’s Board of Directors and (2) the Company’s Board of Directors and its external auditors review the results of the investigation, finalize the necessary adjustments, prepare the restated financial statements and perform any additional audit or other review procedures. Once that review and those procedures are complete, the Company will be in a position to file its Annual Report on Form 10-K for fiscal 2006 as well as its Form 10-Q for the quarter ended September 30, 2006. Because of the review procedures that are currently anticipated, the Company expects the process to extend past the time frame in which the second fiscal quarter ended December 31, 2006 might ordinarily be reported. The Company anticipates that it will continue reporting abbreviated financial results via press releases and communicating with investors via conference calls.
     “The Company currently has technology advantages in the market with new products, coming out that are well positioned with leading customers in Digital Television. Overall, our company’s business is strong and we believe we are making progress in the stock option investigation. We will benefit and continue to evolve as a company from the organizational changes we are bringing about today” said Mr. Antle. “We intend to uphold the momentum and complete the investigation, making the appropriate changes as we go, and moving forward as quickly as possible to the greater benefit of our customers, investors and employees.”
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for HDTV, LCD TV, PDP TV, DLP TV, and DCRT. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company’s web site: http://www.tridentmicro.com.
Safe Harbor Statement
This report contains forward-looking statements that involve risks and uncertainties, including statements regarding the determinations resulting from the preliminary conclusions of the Board of Directors from its review of information provided by the Special Committee of the Company’s stock option grant practices and related accounting issues, anticipated expenses related to the review and other statements regarding our expected future events. Factors that could cause actual results to differ materially include the final conclusions of the Board of Directors, the Special Committee or the Audit Committee (and the timing of such conclusions) concerning matters relating to the Company’s stock option grants and related accounting issues; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the inability of the Company to file reports with the SEC on a timely basis; risks associated with the Company’s inability to meet Nasdaq requirements for continued listing, including possible delisting; and risks of litigation related to these issues, potential claims and proceedings relating to such matters, including shareholder or employee litigation and action by the SEC and/or other regulatory agencies, and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Further information on potential factors that could affect the Company’s results are included in its Form 10-K for the year ended June 30, 2005 and Form 10-Q for the quarter ended March 31, 2006 which are on file with the Securities and Exchange Commission. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

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